UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2010

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 12, 2010, Oil-Dri Corporation of America (“Oil-Dri” or the “Registrant”) sold at aggregate face value $18,500,000 in senior promissory notes (“Notes”)to The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Forethought Life Insurance Company, Physicians Mutual Insurance Company and BCBSM, Inc. dba Blue Cross and Blue Shield of Minnesota  pursuant to a Note Agreement dated November 12, 2010 (the “Note Agreement”). The Notes bear interest at 3.96% per annum and mature on August 1, 2020. The proceeds of the sale may be used to fund future principal payments of the Registrant’s debt, acquisitions, stock repurchases, capital expenditures and for working capital purposes. The Registrant’s payment obligations under the Notes are guaranteed fully and unconditionally by Oil-Dri Corporation of Georgia, Oil-Dri Production Company, Oil-Dri Corporation of Nevada, Mounds Production Company, LLC, Mounds Management, Inc., Blue Mountain Production Company, and Taft Production Company, each of which is a subsidiary of the Registrant. The Note Agreement contains certain covenants that restrict the Registrant’s ability and the ability of certain of the Registrant’s subsidiaries to, among other things, (i) incur liens, (ii) incur indebtedness, (iii) merge or consolidate,(iv) sell assets, (v) sell stock of those certain subsidiaries, (vi) engage in business that would change the general nature of the business engaged in by the Registrant, and (vii) enter into transactions other than on “arm’s length” terms with affiliates. These limitations are subject to a number of important qualifications and exceptions. In addition, the Note Agreement requires the Registrant to maintain a minimum fixed coverage ratio and a maximum ratio of consolidated debt to consolidated total capitalization. Upon the occurrence of certain Events of Default (as defined in the Note Agreement) relating to the Registrant’s default in the payment of any principal or yield maintenance amount when due or payable or the Registrant’s default in the payment of any interest on any Note for more than five business days after the interest becomes due or payable, any holder of any Notes issued pursuant to the Note Agreement may declare at its option, by notice in writing to the Registrant, all principal and interest outstanding under the Notes held by such holder immediately due and payable. Upon the occurrence of certain Events of Default relating to orders for relief under bankruptcy or similar law, or the appointment of a custodian regarding a substantial part of assets, in respect of the Registrant or a significant subsidiary, all principal and interest outstanding under the Notes together with the yield maintenance amount, will become immediately due and payable. Upon the occurrence of other Events of Default, any holder or holders of more than 50% of the aggregate principal amount of the Notes issued pursuant to the Note Agreement (“Required Holder(s)”) may declare at its or their option, by notice in writing to the Registrant, all principal and interest outstanding under all of the Notes together with the yield maintenance amount immediately due and payable. At anytime after any of the Notes have been declared due pursuant to an Event of Default, Required Holder(s) may, by notice in writing to the Registrant, rescind such declarations and its consequences if (i) the Registrant has paid all overdue interest on the Notes, the principal and yield-maintenance amount payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and yield-maintenance amount at the default rate, (ii) the Registrant has not paid any amounts which have become due solely by reason of such declaration (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, have been cured or waived, and (iv) no judgment or decree has been entered for the payment of any amounts pursuant to the Notes of the Note Agreement. The summary description of the Notes, the guarantees thereof and the Note Agreement set forth above, is qualified in its entirety by reference to the full and complete terms thereof contained in the Notes, the guarantees thereof and the Note Agreement filed as Exhibit 10.1 hereto.

Item 2.03  Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

See the discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 9.01  Financial Statements And Exhibits.

(c)	Exhibits

Exhibit
Number	Description of Exhibits
10.1
Note Agreement dated November 12, 2010, among Oil-Dri Corporation of America, The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Forethought Life Insurance Company, Physicians Mutual Insurance Company and BCBSM, Inc. dba Blue Cross and Blue Shield of Minnesota including the form of note and form of subsidiary guarantee attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Angela M. Hatseras
Angela M. Hatseras
Acting General Counsel

Date:  November 16, 2010

Exhibit Index

Exhibit
Number	Description of Exhibits

10.1
Note Agreement dated November 12, 2010, among Oil-Dri Corporation of America, The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Forethought Life Insurance Company, Physicians Mutual Insurance Company and BCBSM, Inc. dba Blue Cross and Blue Shield of Minnesota including the form of note and form of subsidiary guarantee attached thereto.